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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025 (July 8, 2025)

Gray Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 8, 2025, Gray Media, Inc. (the “Company”) issued a press release (the “Press Release”) announcing an update to its financial guidance for the quarter ended June 30, 2025, along with certain other developments that occurred during the quarter. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in and incorporated into this Item 2.02 of this Current Report on Form 8-K is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Notes Offering

On July 8, 2025, the Company issued a press release (the “Launch Press Release”) announcing that it, subject to market conditions, had commenced an offering of $750 million aggregate principal amount of senior secured second lien notes due 2032 (the “Notes”), in an offering that is exempt from the registration requirements of the Securities Act. The Notes are being offered, together with borrowings under the Company’s revolving credit facility, to (i) redeem all of the Company’s outstanding 7.000% senior notes due 2027 (the “2027 Notes”), (ii) repay a portion of the Company’s term loan F due June 4, 2029, and (iii) pay fees and expenses in connection with the offering.

A copy of the Launch Press Release, which was issued in connection with the offering and pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Neither the Launch Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes. The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Redemption

On July 8, 2025, the Company also issued a conditional notice of redemption to the holders of the 2027 Notes (the “2027 Notes Redemption”), notifying such holders that the Company intends to redeem all of the 2027 Notes on July 18, 2025. The 2027 Notes Redemption is conditioned upon the consummation of offering of Notes discussed above. If redeemed, the 2027 Notes will be redeemed at 100.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

This Current Report on Form 8-K does not constitute an offer to purchase, a notice of redemption or a solicitation of an offer to purchase any of the 2027 Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Gray Media, Inc. on July 8, 2025

99.2	Launch Press Release issued by Gray Media, Inc. on July 8, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Media, Inc.

July 8, 2025	By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: Executive Vice President and Chief Financial Officer